Exhibit 10.11

This Tenancy Agreement is n1ade on the

1st March 2019

BETWEEN

Win-Fung Prop Sdn Bhd

(COMPANY REGISTRATION NO. 1283036-D)

(“The Landlord”)

AND

Win-Fung Fibreglass Sdn Bhd

(COMPANY REGISTRATION NO: 117136-D

(“The Tenant”)

Demised Premises Address: PT 3956, Lorong 5D, Kg Baru Subang, 40I00 Shah Alam, Selangor

TERM and CONDITIONS of the Tenancy:-

1)	The Tenant is liable to pay to the relevant authorities for Electricity, Water and Sewerage charges of the premises during the tenancy period.

2)	The Tenant has to keep every part of the demised premises with the fixtures and additions of furnished unit thereto in Tenantable repair (Reasonable fair wear and rear accepted), otherwise the tenant will have to compensate for the damage of the item cost.

3)	The Tenant must not make any alterations and/or additions to the demised premises or remove any of the landlord’s fixture without the previous consent in writing to the Landlord, such consent shall not be unreasonably withheld and if consent is given without obtaining the planning approval and all other requisite permissions from the appropriate authorities.

4)	To permit the Landlord and his duly authorized agent at all reasonable times and periodically appointment to enter and examine the state of repair of the demised premises and forthwith to repair.

5)	Tenant is liable and of which written notice shall have been given to the tenant:

a)	To comply with rules, regulations and by-laws of the local Authorities/Building Management or any other Authorized concerned in respect of the demised premises;

b)	Not to carry on or allow to be carried on any hazardous, immoral, illegal of offensive trade or business or permit to be done on the demised premises anything which may be or become nuisance to the neighbors;

c)	Not to bring or permit of suffer to be brought into or upon the demised premises or any part thereof any goods or do permit or suffer to be done upon the demised premises anything which may invalidate or affect any insurance taken out by the landlord in respect of the demised premises;

d)	To deliver to the Landlord the demised premises in good and tenantable condition and repair at the expiry of the tenancy hereby created. It must be thoroughly clean or else cleaning charges will be imposed.

6)	The period of tenancy shall follow as below:-

i)	After completion of two (2) years tenancy period from the date hereof, if the Landlord shall require the said Premises for its own use or for its development purposes whatsoever, the Landlord may prematurely terminate this Tenancy Agreement by giving to the Tenant a two (2) months written notice of such sooner determination;

ii)	After completion of two (2) years tenancy period for the date hereof, if the Tenant desires to terminate the Tenancy Agreement before the expiration of the term hereby created, the Tenant shall be required to give a two (2) months written notice of such soon determination.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written

Signed by Landlord: (Seal) Win-Fung Prop Sdn Bhd /s/ Chung Yau Fook (NRIC NO:***)	Signed by the Tenant: (Seal) Win-Fung Fibreglass Sdn Bhd /s/ Law Wai Boon (NRIC NO:***)

THE SCHEDULE

(which is to be taken, read and construed as an integral part of this Agreement)

SECTION	DESCRIPTION	PARTICULARS
1.	Date:	1st March 2019
2.	Landlord:	Win-Fung Prop Sdn Bhd Company Reg. No. 1283O36-D Lot 3893, Jalan 4D, Kg Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor
3.	Tenant:	Win-Fung Fibreglass Sdn Bhd Company Reg. No. 117136-D Lot 3893, Jalan 4D, Kg Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor
4.	Said Premises:	PT 3956, Lorong 5D, Kg Baru Subang, 40100 Shah Alam, Selangor
5.	Term of Tenancy:	Two (2) years with an option to renew for another one year at the then prevailing market rental to be mutually agreed upon.
6.	a) Date of Commencement of Tenancy: b) Date of Expiry:	1st March 2019 28th February 2021
7.	Monthly Rent:	1,000.00 (Ringgit Malaysia: One Thousand Only)

8.	Deposit:	● Nil
9.	Due Date for payment of monthly rent:	The First day of each calendar month, of which rental shall be paid to the owner not exceeding the seventh day of each calendar month.
10.	Monthly rental to credit to Landlord’s Bank Account No:	Public Bank Berhad - ***
11.	Usage:

Tenant should pay all charges and outgoing in respect of the supply water, electricity, gas, telephone services, sewerage, Astro subscription and other utilities supplied to the Said Premised during the Tenancy

12.	Purpose:	residential

8.	Deposit:	● Security deposit: 1,000.00 (Ringgit Malaysia: Ono Thousand Only). ● Advance rental: 1,000.00 (Ringgit Malaysia: Ono Thousand Only). ● Utility deposit: 500.00 (Ringgit Malaysia: Five Hundred Only)
9.	Due Date for payment of monthly rent:	The First day of each calendar month, of which rental shall be paid to the owner not exceeding the seventh day of each calendar month.
10.	Monthly rental to credit to Landlord’s Bank Account No:	Public Bank Berhad - ***
11.	Usage:	Tenant should pay all charges and outgoing in respect of the supply water, electricity, gas, telephone services, sewerage, Astro subscription and other utilities supplied to the Said Premised during the Tenancy
12.	Purpose:	residential

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